UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Tevogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #210
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, for $575 per share of Common Stock	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2026, Tevogen Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). As noted in Item 5.07 below, upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved an amendment to the Tevogen Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”) to increase the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance thereunder by 100,000,000 (the “Plan Amendment”).

A description of the Plan and the Plan Amendment is set forth on pages 19 through 28 of the Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on August 3, 2026 (the “Proxy Statement”), and is incorporated by reference herein. The description of the Plan Amendment is qualified by reference to the full text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2026, upon the recommendation of the Board and approval by the Company’s stockholders at the Annual Meeting, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to permit the Company’s stockholders to act by written consent in lieu of a meeting, effective immediately upon filing with the with the Secretary of State of the State of Delaware. The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of July 23, 2026, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 6,416,540 shares of the Company’s Common Stock, issued and outstanding and entitled to vote at the Annual Meeting. The holders of 5,956,141 shares of issued and outstanding Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 - Election of Directors.

The Company’s stockholders elected to the Board of Directors of the Company the following persons to serve as Class II directors for a term of three years each and until their respective successors are duly elected and qualified or until their earlier death, disqualification, resignation, or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dr. Keow Lin Goh	5,397,703	22,265	2,653	533,520
Victor Sordillo	5,395,249	24,751	2,621	533,520

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,939,035	14,666	2,440	0

Proposal No. 3 - 2024 Plan Amendment Proposal

The Company’s stockholders approved the Plan Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,322,668	98,744	1,209	533,520

Proposal No. 4 - Amendment to the Charter Proposal

The Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation of the Company to permit stockholders to act by written consent in lieu of a meeting. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,382,051	38,005	2,565	533,520

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Tevogen Inc.
10.1	Amendment No. 2 to the Tevogen Inc. 2024 Omnibus Incentive Plan
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: August 26, 2026	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer